EXHIBIT 99.1
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                          [Communications Group Logo]


                                                FOR IMMEDIATE RELEASE
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                                                June 9, 1997
                                                Contact:    Larry Getlen
                                                            Communications Group
                                                            561-392-2300


             MORGAN M. (MAC) SCHUESSLER NAMED TO BOARD OF DIRECTORS
                     AT NATIONAL AUTO FINANCE COMPANY, INC.

         BOCA RATON, Fla. -- Morgan M. (Mac) Schuessler has been named a member of the board of directors for National Auto Finance Company, Inc. (NAFI).

         Schuessler, a resident of West Point, Georgia, is a financial executive with a long and distinguished career with major U.S. companies. As executive vice president - finance and chief financial officer of WestPoint Stevens,

Schuessler was instrumental in engineering the company's financial turnaround.

Over his 30+ years of corporate service he has also worked at Gable Industries,

Arvida Corporation, Coronet Industries, Dixie Yarns, and DeSoto Falls, Inc.,

where he served as president and CEO.

         Schuessler was chosen for the board because of his innate understanding of finance, according to Gary Shapiro, chairman of the board and chief executive officer for NAFI. "Mac has an extraordinarily sharp mind for complex financial issues," said Shapiro. "He immediately focused in on the trickiest issues concerning our financing after one brief look at our financial statements. Mac will prove to be a valuable addition to our team."

         Schuessler is a graduate of the Georgia Institute of Technology, and also holds a Masters degree from Harvard Business School.

         NAFI is a specialized consumer finance company engaged in the purchase,

securitization and servicing of car loans originated by dealers for non-prime consumers. The company markets its products and services to dealers through the efforts of its direct sales force and through strategic referral and marketing alliances with financial and other institutions that have established relationships with dealers.

         National Auto Finance Company, Inc. is headquartered at 621 N.W. 53

Street, Suite 200, Boca Raton, FL 33487. For further information, please contact

Roy E. Tipton, president, at 800- 999-7535 or Keith Stein, vice chairman at

800-533-8573.


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